UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 12, 2004

Date of Report

(Date of earliest event reported)

SHURGARD STORAGE CENTERS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-11455	91-1603837
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1155 Valley Street, Suite 400

Seattle, Washington 98109-4426

(Address of principal executive offices, including zip code)

(206) 624-8100

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On April 15, 2004, Shurgard Storage Centers, Inc. closed on a $100 million unsecured term loan. The loan is priced at LIBOR plus 125 basis points and will mature on February 26, 2005, along with Shurgard’s revolving credit facility. Shurgard used the $50 million received at the closing of the term loan to retire a bond that matured on April 25, 2004, and Shurgard may draw on the remaining $50 million when it issues its audited financial statements for 2003. Banc of America LLC served as the Sole Lead Arranger and Sole Book Manager while Bank of America, N.A. served as the Administrative Agent for the loan. Several banks that participate in Shurgard’s revolving credit facility also participated in the term loan syndication.

On April 12, 2004, Shurgard also entered into an amendment to its revolving credit facility to accommodate the late filing of Shurgard’s annual report on Form 10-K for the year ended December 31, 2003.

Item 7. Exhibits

Exhibit No.	Description
10.51	Term Loan Agreement dated April 15, 2004.

10.52	Second Amendment to Third Amended and Restated Loan Agreement dated April 12, 2004.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHURGARD STORAGE CENTERS, INC.

Dated: April 29, 2004	By	/s/ David K. Grant
David K. Grant, President

EXHIBIT INDEX

Exhibit No.	Description
10.51	Term Loan Agreement dated April 15, 2004.

10.52	Second Amendment to Third Amended and Restated Loan Agreement dated April 12, 2004.